Exhibit 21.1
SUBSIDIARIES OF
PLAINS ALL AMERICAN PIPELINE, L.P.
(As of 12/31/07)

Subsidiary	Jurisdiction of Organization
PAA Finance Corp.	Delaware
Plains Marketing, L.P.	Texas
Plains Pipeline, L.P.	Texas
Plains Marketing GP Inc.	Delaware
Plains Marketing Canada LLC	Delaware
Plains Marketing Canada, L.P.	Canada
PMC (Nova Scotia) Company	Nova Scotia
Basin Holdings GP LLC	Delaware
Basin Pipeline Holdings, L.P.	Delaware
Rancho Holdings GP LLC	Delaware
Rancho Pipeline Holdings, L.P.	Delaware
Plains LPG Services GP LLC	Delaware
Plains LPG Services, L.P.	Delaware
Plains LPG Marketing, L.P.	Texas
PICSCO LLC	Delaware
Plains Marketing International, L.P.	Texas
Lone Star Trucking, LLC	California
Andrews Partners, LLC	California
Plains Towing LLC	Delaware
Pacific Energy GP, LP	Delaware
Pacific Energy Management LLC	Delaware
Pacific Energy Finance Corporation	Delaware
Pacific Energy Group LLC	Delaware
Pacific Pipeline System LLC	Delaware
Pacific Terminals LLC	Delaware
Pacific LA Marine Terminal LLC	Delaware
Pacific Marketing and Transportation LLC	Delaware
Rocky Mountain Pipeline System LLC	Delaware
SLC Pipeline LLC	Delaware
Pacific Atlantic Terminals LLC	Delaware
Ranch Pipeline LLC	Delaware
PEG Canada GP LLC	Delaware
PEG Canada LP	Delaware
Rangeland Marketing Company	Nova Scotia
Rangeland Pipeline Company	Nova Scotia
Aurora Pipeline Company	Canada
Rangeland Northern Pipeline Company	Nova Scotia
Rangeland Pipeline Partnership	Alberta
Plains Midstream GP LLC	Delaware
Plains Midstream, L.P.	Delaware
Plains Midstream Canada ULC	Alberta
1366390 Alberta ULC	Alberta
Plains All American Emergency Relief Fund	Delaware